SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2008

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 13, 2008, Hewlett-Packard Company, a Delaware corporation (“HP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among HP, Hawk Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of HP (“MergerCo”), and Electronic Data Systems Corporation, a Delaware corporation (“EDS”).  Pursuant to the Merger Agreement, MergerCo will be merged with and into EDS, and each outstanding share of EDS common stock (other than shares as to which appraisal right have been properly exercised) will be converted into the right to receive $25.00, without interest.

EDS and HP have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that EDS (i) will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the merger, and (ii) subject to certain customary exceptions, that the Board of Directors of EDS will recommend adoption by its stockholders of the Merger Agreement and will not solicit alternative business combination transactions.

The completion of the merger is subject to various conditions, including (i) approval of the Merger by the holders of a majority of the outstanding shares of EDS common stock, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) clearance of the merger by the European Commission, (iv) receipt of certain other required regulatory approvals, and (v) other customary closing conditions.

The Merger Agreement contains certain termination rights for both HP and EDS and further provides that, upon termination of the Merger Agreement under specified circumstances, EDS may be required to pay HP a termination fee of $375 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. HP expects to file a copy of the Merger Agreement as part of an amendment to this Form 8-K as soon as practicable. HP’s press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional information and where to find it

EDS intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of EDS. Before making any voting or investment decision with respect to the merger, investors and stockholders of EDS are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by EDS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to EDS’s Investor Relations page on its corporate website at www.eds.com or by directing a request to EDS at 5400 Legacy Drive, Plano, TX 75024 — Attention: Investor Relations.

Participants in the solicitation

EDS and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from EDS stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 29, 2008 and HP’s Annual Report on Form 10-K filed on December 18, 2007. Information about EDS’s directors and executive officers is set forth in EDS’s proxy statement on Schedule 14A filed with the SEC on March 4, 2008 and EDS’s Annual Report on Form 10-K filed on February 27, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that EDS intends to file with the SEC.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, EDS’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and EDS’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2007 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008 and EDS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the fiscal quarter ended March 31, 2008. HP and EDS assume no obligation and do not intend to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of HP’s press release, dated May 13, 2008, entitled “HP to Acquire EDS for $13.9 Billion”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: May 13, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of HP’s press release, dated May 13, 2008, entitled “HP to Acquire EDS for $13.9 Billion”